Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Agreement”) is made as of February 11, 2010, by, between and among Plaintiff Morgan Stanley, its affiliates, predecessors or successors in interest, and Defendant Discover Financial Services (“Discover”), its affiliates, predecessors or successors in interest. Morgan Stanley and Discover are collectively referred to herein as the “Parties” and each, individually, as a “Party.”

RECITALS

WHEREAS, in June 2007, Morgan Stanley and Discover entered into an agreement related to the division of proceeds from, and control over, an antitrust suit that Discover had pending against Visa and MasterCard that was captioned: Discover Financial Services, et al. v. Visa U.S.A., Inc. et al., No. 04-CV-7844-BSJ-DFE (S.D.N.Y. filed Oct. 4, 2004) (the “Antitrust Suit”);

WHEREAS, the terms of that agreement are set forth in Section 2.03 and Schedule 2 to the Separation and Distribution Agreement dated as of June 29, 2007 by and between Morgan Stanley and Discover (the “Special Dividend”);

WHEREAS, on October 20, 2008, Morgan Stanley commenced an action, captioned Morgan Stanley v. Discover Financial Services, Index No. 08/603017, in the Commercial Division of the Supreme Court of the State of New York, County of New York (the “Action”), and filed a Complaint seeking a declaratory judgment that, among other things, Morgan Stanley did not breach Schedule 2 to the Separation and Distribution Agreement dated as of June 29, 2007 by and between Morgan Stanley and Discover and did not tortiously interfere with Discover’s prospective business relations related to the Antitrust Suit (the “Complaint”);

WHEREAS, on November 17, 2008, Discover filed an Answer in the Action denying the allegations of the Complaint and stating Counterclaims alleging, among other things, that Morgan Stanley was in breach of Schedule 2 to the Separation and Distribution Agreement dated as of June 29, 2007 by and between Morgan Stanley and Discover and that Morgan Stanley tortiously interfered with Discover’s prospective business relations related to the Antitrust Suit (the “Answer and Counterclaims”);

WHEREAS, on December 8, 2008, Morgan Stanley filed an Answer in the Action denying the allegations of the Answer and Counterclaims;

WHEREAS, on February 9, 2009, Morgan Stanley filed an Amended Complaint in the Action to include a claim that Discover was in breach of the Special Dividend (the “Amended Complaint”);

WHEREAS, in an Order dated March 6, 2009, which was entered in the New York County Clerk’s Office on March 11, 2009, the Court granted Morgan Stanley’s Motion for an Order of Attachment (“Attachment Order”);

WHEREAS, with respect to the Attachment Order, Discover filed a notice of appeal and pre-argument statement on April 7, 2009 and perfected its appeal by filing its brief, note of issue and the record on December 30, 2009 (the “Attachment Appeal”);

WHEREAS, on June 9, 2009, Discover filed an Amended Answer and Counterclaims in the Action denying the allegations of the Amended Complaint and restating Discover’s Counterclaims (the “Amended Answer and Counterclaims”);

WHEREAS, on January 4, 2010, the Court issued a decision granting Morgan Stanley’s Motion for Partial Summary Judgment (“Partial Summary Judgment Decision”), and an Order and Judgment was entered thereon on February 9, 2010 (the “February 9, 2010 Order and Judgment”);

WHEREAS, on February 2, 2010, Morgan Stanley served Discover with an Order to Show Cause related to the expert report of Bradford Cornell (the “Motion to Strike”);

WHEREAS, the Parties expressly deny all allegations of wrongdoing directed at them in connection with the Action, including, but not limited to, any and all claims or counterclaims stated in or related to the Amended Complaint, the Amended Answer and Counterclaims, the Attachment Appeal and the Motion to Strike, and the settlement provided for herein is not and shall not in any way be construed or deemed to be evidence or an admission or a concession of any fault, liability, fact or amount of damages, or any other matter whatsoever on the part of either Party; and

WHEREAS, the Parties, in contemplation of the costs of litigation and the merits of their respective cases, desire to avoid further expense of litigation of their disputes and have, between themselves, negotiated a complete resolution of any and all disputes, claims or potential claims between them arising out of or relating to the Special Dividend and/or the Antitrust Suit and the subject matter of the Amended Complaint and Amended Answer and Counterclaims, and intend, by the terms of this Agreement, to memorialize the resolution of all disputes, claims or potential claims between the Parties arising out of or relating to the Special Dividend and/or the Antitrust Suit and the subject matter of the Amended Complaint and Amended Answer and Counterclaims.

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. Incorporation of Recitals. The above Recitals are hereby incorporated into and made a part of this Agreement.

2. Mutual Releases. In exchange for and in consideration of the promises, covenants and agreements set forth herein, and by their signatures to this Agreement, Morgan Stanley, on the one hand, and Discover, on the other hand, each hereby forever releases and discharges the other Party, and each of their subsidiaries, affiliates, divisions, directors, officers, employees, managers, agents, representatives, independent contractors, consultants, attorneys, accountants, trustees, predecessors, successors and assigns, of and from any and all claims, causes of action, damages, losses, debts, obligations, agreements, liabilities, attorney’s fees, costs and expenses, whether asserted or unasserted or that could have been asserted, known or unknown, suspected or unsuspected, fixed or contingent, and whether arising under state law, federal law, common law or otherwise, which arise directly or indirectly out of any facts, events, or transactions that occurred from the beginning of time through the effective date of this Agreement that relate in any way to the Special Dividend, the Antitrust Suit or the subject matter of the Amended Complaint and Amended Answer and Counterclaims, including, but not limited to, any and all claims or counterclaims stated in or related to the Amended Complaint, the Amended Answer and Counterclaims, the Attachment Appeal and the Motion to Strike, provided, however, that no release is given hereby to any claims or disputes arising out of or in connection with this Agreement.

3. Discontinuance with Prejudice. Simultaneously with the execution of this Agreement, and in consideration for the terms and conditions set forth in this Agreement, the Parties agree to enter into and file with the Court a Stipulation of Discontinuance with Prejudice, attached hereto as Exhibit A, and a Stipulation Withdrawing Appeal, attached hereto as Exhibit

B, by and through their respective counsel, to discontinue all claims, counterclaims, and appeals related to the Action with prejudice, including, but not limited to, all claims stated in or related to the Amended Complaint, the Amended Answer and Counterclaims, the Attachment Appeal and the Motion to Strike. The Parties shall execute and cause to be filed the Stipulation of Discontinuance with Prejudice and the Stipulation Withdrawing Appeal within five business days of the Effective Date of this Agreement.

4. Notice of Settlement. Simultaneously with the execution of this Agreement, and in consideration for the terms and conditions set forth in this Agreement, the Parties agree to execute and file with the Court a Notice of Settlement of Action pursuant to CPLR 2104, attached here to as Exhibit C. The Parties shall execute and cause to be filed the Notice of Settlement of Action within five business days of the Effective Date of this Agreement.

5. Satisfaction of Judgment. Within five business days of the Effective Date of this Agreement, Morgan Stanley will file a Satisfaction of Judgment in the New York County Clerk’s Office that will indicate that Discover has fully satisfied the February 9, 2010 Order and Judgment and that there are no outstanding judgment enforcement proceedings thereon.

6. Covenant. The Parties covenant and agree that they will not commence any action or suit or claim or prosecute any pending action or suit or claim, in law or in equity, against the other Party to this Agreement on account of any action or cause of action which now exists or which may hereafter accrue in the Party’s favor which is released hereunder. In addition to any other liability which shall accrue upon the breach of this covenant, the Party adjudicated to be in breach of this covenant shall be liable to pay all reasonable attorney’s fees and costs incurred by the other Party in the defense of such action, suit, or claim.

7. No Assignment of Claims. The Parties hereby represent and warrant to each other that they have not assigned, sold or transferred any of the claims or rights that are being released under this Agreement.

8. Choice of Law and Venue. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law principles. Any Party bringing a legal action or proceeding against any other Party arising out of or in connection with this Agreement shall bring the legal action or proceeding (i) in the United States District Court for the Southern District of New York; or (ii) in the Supreme Court of the State of New York, New York County, if there is no federal subject matter jurisdiction.

9. Waiver of Jury Trial. The Parties hereto hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.

10. No Admission of Liability. This Agreement and all negotiations, statements, and proceedings in connection herewith (i) shall not constitute or in any manner be or be deemed to be evidence of an admission or concession of any liability, fault, or wrongdoing which is hereby expressly denied and disclaimed by each Party and (ii) shall not be offered or received in evidence in any action or proceeding in any court or tribunal, or used in any way as an admission, concession, or evidence of any liability, fault, or wrongdoing of any nature on the part of either Party in any proceeding, except that this Agreement may be offered in evidence in a proceeding where enforcement of this Agreement is sought.

11. Destruction of Discovery Material. The Parties agree that within fifteen days of the Effective Date of this Agreement, all documents produced in the course of discovery in the Action by the other Party, or third-parties Visa and MasterCard, and all reproductions thereof, shall be destroyed and each Party shall certify in writing to counsel for the other Party that such destruction has taken place. Notwithstanding the foregoing, in no event shall the Parties be required to destroy attorney work product or attorney-client communications, and counsel of record for the Parties may retain one copy of the pleadings, motion papers, written discovery responses, deposition transcripts and exhibits and correspondence between the Parties’ counsel.

12. Entire Agreement. This is the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties, except as otherwise provided herein. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

13. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party to be charged.

14. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against either Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

15. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective agents, officers, directors, trustees, attorneys, representatives, insurers, assigns, subsidiaries, parent companies, and predecessors or successors in interest.

16. Authority. The Parties executing this Agreement expressly warrant and represent, respectively, that: (a) they are corporations or corporate entities in good standing in their respective places of domicile; (b) the execution of this Agreement is fully authorized by each of the Parties on their own behalf and on behalf of all persons acting by, through or under any of them; (c) the Person executing this Agreement has the necessary and appropriate authority to do so; and (d) there are no pending agreements, transactions or negotiations to which any of them is a party that would render this Agreement or any part thereof void, voidable, or unenforceable.

17. Headings. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement.

18. Effective Date. The Effective Date of this Agreement shall be the date upon which this Agreement is last signed by either Party.

19. Confidentiality. The Parties to this Agreement hereby agree and covenant that they shall forever keep confidential and refrain from disclosing to anyone or any entity the terms of this Agreement and/or the negotiations that led to the execution of this Agreement. This provision shall not prohibit (a) disclosure of the fact that the Parties settled the Action as to anyone, or (b) disclosure of the terms of this Agreement in such cases where reasonably necessary and on a completely confidential basis, to their own officers, directors, insurers and their reinsurers and/or retrocessionairres, accountants, auditors, lenders, tax advisors, attorneys, and taxing authorities (but only to the extent necessary to comply with law). The Parties further agree that, in the event that either is compelled, by a valid subpoena, court order, or order of other governmental agencies, to disclose the terms of this Agreement and/or the negotiations that led to the execution of this Agreement, such party shall give written notice to the other Party to this Agreement at least ten (10) business days prior to such compelled disclosure, or if such notice is not practical under the circumstances, the soonest notice reasonably practicable, to enable the other Party to apply for a protective order, or other appropriate relief, to keep such information confidential, and that upon compliance with this notice provision, said compelled disclosure shall not be a breach of this Agreement. Notwithstanding anything in this Agreement to the contrary and the other requirements of paragraph 19, each of the Parties may file this Agreement as an exhibit to, and may describe the terms of this Agreement in, any of such Party’s filings with the Securities and Exchange Commission and may otherwise disclose this Agreement and the terms hereof as required by applicable law as they deem appropriate and without prior notice to the other Party. The Parties acknowledge and agree that the obligations set forth in this paragraph survive this Agreement.

20. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement on the date shown below:

Morgan Stanley		Discover Financial Services

By:	/S/ ERIC F. GROSSMAN	By:	/S/ ROGER C. HOCHSCHILD
Name:	Eric F. Grossman	Name:	Roger C. Hochschild
Title:	Managing Director	Title:	President and Chief Operating Officer
Date:	February 11, 2010	Date:	February 11, 2010

Exhibit A

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
:
MORGAN STANLEY,		:	Index No. 603017/08
	Plaintiff	:
		:	Justice Barbara R. Kapnick
-against-		:
:
		:	STIPULATION OF
		:	DISCONTINUANCE
DISCOVER FINANCIAL SERVICES,		:	WITH PREJUDICE
:
	Defendant	:
:

IT IS HEREBY STIPULATED AND AGREED by and between the undersigned counsel for the parties that, whereas no party hereto is an infant or incompetent person for whom a committee has been appointed and no person not a party to this action has an interest in the subject matter of this action, this action hereby is discontinued with prejudice, and without costs to either party as against the other.

Dated:	New York, New York
February 11, 2010

	CRAVATH, SWAINE & MOORE LLP	BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

By:
	Evan R. Chesler Daniel Slifkin 825 Eighth Avenue New York, NY 10019-7475 Telephone: (212) 474-1000 Facsimile: (212) 474-3700	Philip S. Beck Chris Lind Hamilton H. Hill Andrew C. MacNally 54 West Hubbard Street, 3rd Floor Chicago, IL 60610
Telephone: (312) 494-4400
Attorneys for Plaintiff Morgan Stanley		Facsimile: (312) 494-4440

HOGUET NEWMAN REGAL & KENNEY, LLP

By:

John J. Kenney Joshua D. Rievman Helene R. Hechtkopf 10 East 40th Street New York, New York 10016
Telephone: (212) 689-8808
Facsimile: (212) 689-5101

Attorneys for Defendant Discover Financial Services

Exhibit B

SUPREME COURT OF THE STATE OF NEW YORK
APPELLATE DIVISION: FIRST DEPARTMENT
:
MORGAN STANLEY,		:	Index No. 603017/08
	Plaintiff-Respondent	:
:
:
-against-		:
		:	STIPULATION
		:	WITHDRAWING
DISCOVER FINANCIAL SERVICES,		:	APPEAL
:
	Defendant-Appellant	:
:

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned counsel for Morgan Stanley and Discover Financial Services (“Discover”), that Discover’s appeal from an Order of the Supreme Court of the State of New York, New York County (Kapnick, J.) dated March 6, 2009 and entered in the New York County clerk’s office on March 11, 2009, which granted Morgan Stanley’s motion for an attachment, is withdrawn with prejudice.

IT IS FURTHER STIPULATED AND AGREED that this document may be submitted in counterparts and that a facsimile signature shall have the same effect as an original signature.

Dated: New York, New York

            February 11, 2010

	CRAVATH, SWAINE & MOORE LLP	BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

By:
	Evan R. Chesler Daniel Slifkin 825 Eighth Avenue New York, NY 10019-7475 Telephone: (212) 474-1000 Facsimile: (212) 474-3700	Philip S. Beck Chris Lind Hamilton H. Hill Andrew C. MacNally 54 West Hubbard Street, 3rd Floor Chicago, IL 60610 Telephone: (312) 494-4400
Attorneys for Plaintiff Morgan Stanley		Facsimile: (312) 494-4440

HOGUET NEWMAN REGAL & KENNEY, LLP

By:

John J. Kenney Joshua D. Rievman Helene R. Hechtkopf 10 East 40th Street New York, New York 10016 Telephone: (212) 689-8808 Facsimile: (212) 689-5101

Attorneys for Defendant Discover Financial Services

Exhibit C

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

MORGAN STANLEY, Plaintiff -against- DISCOVER FINANCIAL SERVICES, Defendant	: : : : : : : : : : : :	Index No. 603017/08 Justice Barbara R. Kapnick NOTICE OF SETTLEMENT OF ACTION PURSUANT TO CPLR 2104

PLEASE TAKE NOTICE that the parties have reached a settlement with respect to the disputed issues in this action. The terms of that settlement are embodied in a private settlement agreement between the parties dated February 11, 2010. One of the terms of that agreement provides for the filing of a Stipulation of Discontinuance with Prejudice, and said Stipulation of Discontinuance with Prejudice will be filed at the same time that this Notice of Settlement is filed. Another term of the agreement is that its other terms remain confidential.

Dated: New York, New York

            February 11, 2010

CRAVATH, SWAINE & MOORE LLP	BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

By:
Evan R. Chesler Daniel Slifkin 825 Eighth Avenue New York, NY 10019-7475 Telephone: (212) 474-1000 Facsimile: (212) 474-3700	Philip S. Beck Chris Lind Hamilton H. Hill Andrew C. MacNally 54 West Hubbard Street, 3rd Floor Chicago, IL 60610 Telephone: (312) 494-4400
Attorneys for Plaintiff Morgan Stanley	Facsimile: (312) 494-4440

HOGUET NEWMAN REGAL & KENNEY, LLP

By:
John J. Kenney Joshua D. Rievman Helene R. Hechtkopf 10 East 40th Street New York, New York 10016 Telephone: (212) 689-8808 Facsimile: (212) 689-5101

Attorneys for Defendant Discover Financial Services